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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       Form 8-K


                                    CURRENT REPORT



                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 16, 1998


                            UNAPIX ENTERTAINMENT, INC.

       DELAWARE                    1-11976                       95-4404537
     ----------------        ---------------------          --------------------
     (State or other         (Commission File No.)         (IRS Employer ID No.)
     jurisdiction of
     incorporation)


                       200 MADISON AVENUE, NEW YORK, NY  10016
                       ---------------------------------------
                       (Address of principal executive offices)


                                     212-252-7600
                                     ------------
                  Registrant's telephone number, including area code


            -------------------------------------------------------------
            (Former name or former address, if changed since last report)




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Item 5 - Other Events.

     On July 16, 1998, the Company consummated a private placement of (a) 300 shares of its Series B Preferred Stock ("Preferred Stock"), and (b) a three year warrant to purchase 200,000 shares of the Company's common stock ("Common Stock") at an exercise price of $5.16 per share to KA Investments LDC, an accredited investor (the "Investor"), for a gross purchase price of $3,000,000.

     Each share of the Preferred Stock:

-    has a stated value of $10,000;

- provides for dividends cumulatively at the rate of 6% per annum, payable quarterly in cash or, at the Company's option, under certain circumstances, Common Stock (the "Dividend Stock");

-    is non-voting; and

- is convertible at any time on or after the 180th day (the "180th Day") after July 16, 1998 into common stock at a conversion price equal to the lesser of (i) $5.16 and (ii) the average closing sales price for any two trading days during the ten trading day period prior to conversion (which two trading days shall be selected by the holder of the Preferred Stock), but not less than 80% of the average closing sales price (the "Average Closing Price"), as reported by the American Stock Exchange, over the five trading days preceding July 16, 1998 (the "Conversion Price"). The Conversion Price is subject to antidilution adjustments. Prior to the 180th Day, conversions are only permitted at a conversion price greater than 101% of the Average Closing Price. Any remaining shares of Preferred Stock will be automatically converted into Common Stock on June 16, 2000 (which date may be extended under certain circumstances).



     Pursuant to a Registration Rights Agreement between the Company and the Investor dated July 15, 1998, (the "Registration Rights Agreement") the Company is obligated to (a) file a Form S-3 Shelf Registration Statement under the Securities Act of 1933, as amended (the "Act") to register the shares of Common Stock underlying the Preferred Stock and the Warrants, as well as two years of anticipated Dividend Stock on or before September 14, 1998 (the "Registration Statement"), (b) use its best efforts to have the Registration Statement be declared effective under the Act as promptly as possible but in any event prior to November 12, 1998 and (c) maintain the effectiveness of the Registration Statement for three years thereafter. Under certain circumstances, the holders of the Common Stock subject to the Registration Statement may effect an underwritten offering of such stock.


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     Holders of Preferred Stock are entitled to certain specified remedies, and under certain circumstances are entitled to require the Company to redeem their shares of Preferred Stock at a premium, if the Company does not timely comply with its obligations with respect to the Preferred Stock.

     The private placement was facilitated by Reedland Capital Partners ("Reedland") in consideration for which Reedland received $150,000 in cash and a three year common stock purchase warrant to purchase 50,000 share of common stock at an exercise price of $5.16 per share.

     The net proceeds to the Company of approximately $2,820,000 will be used for production budget funding and working capital purposes.

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Item 7 - Financial Statements, Pro Forma Financial Statements and Exhibits

     (a)  Financial Statements

          None.

     (b)  Pro Forma Financial Statements

          None.

     (c)  Exhibits

          The following Exhibits are filed as part of this Form 8-K:

3.1  Certificate of Designation with respect to the Series B Preferred Stock.

10.1 Convertible Preferred Stock Purchase Agreement, dated as of July 15, 1998, between KA Investments LDC and the Registrant.

10.2 Registration Rights Agreement, dated as of July 15, 1998, between the Investor and the Registrant.

10.3 Form of Common Stock Purchase Warrant dated July 16, 1998 in favor of KA Investments LDC respecting 200,000 shares of underlying common stock.


                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


(Registrant)                       UNAPIX ENTERTAINMENT, INC.


Dated:  July 21, 1998              By: /s/ David M. Fox
                                      ------------------------------------------
                                    David M. Fox, Chief Executive Officer